Exhibit 99.2

SHAREHOLDER Q&A

BAKBONE SOFTWARE, INCORPORATED

1)	What is the practical impact of the de-listing of the BakBone Software shares from the Toronto Stock Exchange?

None at the present time.

Cease trade orders were previously issued by each of the Alberta, British Columbia and Ontario Securities Commissions in late 2004, in connection with the Company’s failure to file its annual financial statements.

Since that time, the common shares have not been trading on the Toronto Stock Exchange (the “TSX”). The TSX provided the Company with a grace period within which to file its financial statements, but as the financial statements have yet to be filed, the TSX has proceeded with the delisting of the Company’s shares

2)	Will I be able to trade these shares in the US on the Pink Sheets?

The action by the TSX does not affect the current trading of the Company’s stock on the Pink Sheets in the US.

3)	What happens to the cease trade orders in effect in Ontario, British Columbia and Alberta?

The actions of the TSX are entirely independent of the cease trade orders issued in Ontario, British Columbia and Alberta, which remain in full force and effect.

4)	My shares are in the RRSP program in Canada. Will my broker need to dispose of these shares since they no longer meet the RRSP criteria as TSX-listed securities?

Shares held in a registered retirement savings plan (an “RRSP”) in Canada will continue to be eligible to be held by RRSP’s even after they are de-listed from the TSX. BakBone Software intends to make an election under section 89(1) of the Income Tax Act (Canada), using Form T2073, which will have the effect of preserving BakBone’s status as an eligible corporation for RRSP purposes. This election will be effective so long as BakBone has more than 150 shareholders and not more than 80% of its shares are held by insiders.

5)	Does this delisting affect US shareholders?

No

6)	What steps must BakBone Software follow to become re-listed on the TSX? How long will the process take?

BakBone would have to reapply to list its common shares on the TSX once it has filed its financial statements. At present, other than the requirement for filing of financial statements, BakBone believes that it meets the current listing requirements of the TSX.

The TSX, in its discretion, can refuse listing for any number of factors, including if the TSX is not satisfied with the management or board of directors of a Company.

Once initiated, the re-listing process would likely take six to twelve weeks, but the ultimate timing of the process will be controlled by the TSX.

7)	Is it possible the Company will decide not to re-list its securities on the TSX?

At this point in time, the Company intends to apply to re-list the common shares on the TSX as soon as the Company’s financial statements have been filed.

Safe Harbor

This press release contains forward-looking statements (including, without limitation, statements regarding the planned completion of BakBone’s historical and interim financial statements, the resumption of quotation of its common stock on the Toronto Stock Exchange and future growth in BakBone’s business) that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: BakBone’s ability to resolve certain outstanding issues in its historical financial statements, complete the review of its interim financial statements, become current in its reporting with the Securities and Exchange Commission and the Canadian Securities Administrators and have its common stock meet the standards for obtaining re-listing on the Toronto Stock Exchange; competition in our target markets; potential capital needs; management of future growth and expansion; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s products and fee structures; and the success of BakBone’s brand development efforts. Also, risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the BakBone’s products. Such forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, unless required to do so under applicable securities laws.

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